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                                                                      EXHIBIT 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Penn National Gaming, Inc.
Wyomissing, Pennsylvania

We consent to the incorporation by reference in the Registration Statements on Form S-3 (SEC File Nos. 33-98642 and 333-63780) and Form S-8 (SEC File Nos. 33-98640 and 333-61684) of our report dated January 25, 2002, except for Note 12 which is as of March 27, 2002, relating to the consolidated financial statements of Penn National Gaming, Inc. and subsidiaries for the year ended December 31, 2001 appearing in the Company's Annual Report on Form 10-K.


                                                     BDO SEIDMAN, LLP

Philadelphia, Pennsylvania
March 27, 2002